SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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STERICYCLE INC.
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NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2003

Dear Stockholder:

You are cordially invited to attend our 2003 Annual Meeting of Stockholders on Tuesday, May 6, 2003, at 11:00 a.m. (Chicago time), at the Embassy Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

•	the election of a Board of Directors to hold office until the 2004 Annual Meeting of Stockholders

•	ratification of the appointment of Ernst & Young LLP as our independent public accountants for the year ending December 31, 2003

•	any other matters that properly come before the meeting

Only stockholders of record at the close of business on the record date of March 10, 2003 are entitled to vote at the Annual Meeting.

Admission to the Annual Meeting will be by admissions card only. If you plan to attend the meeting in person, please complete and return the Reservation Form on the back cover of this Proxy Statement, and an admissions card will be mailed to you. Because of space limitations, all Reservation Forms must be received by April 29, 2003, and an admissions card will admit no more than two people.

For the convenience of our stockholders who do not plan to attend the Annual Meeting in person and who desire to have their shares voted, we have enclosed a proxy card. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided for that purpose. If you return your proxy card and later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

For the Board of Directors

Jack W. Schuler Chairman of the Board	Mark C. Miller President and Chief Executive Officer

April 7, 2003
Lake Forest, Illinois

28161 North Keith Drive
Lake Forest, Illinois 60045

PROXY STATEMENT

2003 Annual Meeting of Stockholders
To Be Held on May 6, 2003

We are furnishing this Proxy Statement in connection with the solicitation of proxies by our Board of Directors for use at our 2003 Annual Meeting of Stockholders on Tuesday, May 6, 2003, at 11:00 a.m. (Chicago time), at the Embassy Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018. We are mailing this Proxy Statement and the accompanying materials to our stockholders beginning on or about April 7, 2003.

In this Proxy Statement, “we,” “us,” “our” or the “Company” refers to Stericycle, Inc. All share (and exercise or other price per share information) has been adjusted for our 2-for-1 stock split on May 31, 2002.

GENERAL

Stock.  Our authorized capital stock consists of common stock, par value $0.01 per share (“common stock”), and Series A convertible preferred stock, par value $0.01 per share (“convertible preferred stock”). As of March 10, 2003, the record date for the Annual Meeting, we had 40,570,138 shares of common stock and 29,326.87 shares of convertible preferred stock outstanding.

Stockholders Entitled To Vote.  Only holders of our common stock or our convertible preferred stock who were stockholders of record at the close of business on the record date of March 10, 2003 are entitled to notice of and to vote their shares of record at the Annual Meeting.

Holders of common stock and holders of convertible preferred stock will vote together as a single class with respect to the election of seven of our nine directors and each other matter to be voted on at the Annual Meeting other than the election of two directors. Holders of convertible preferred stock fall into two groups: one group consists of investment funds associated with Bain Capital, LLC (the “Bain Entities”), and the other group consists of investment funds associated with Madison Dearborn Partners, LLC (the “MDP Entities”). The Bain Entities and the MDP Entities will each will vote as a separate class with respect to the election of one director.

Each outstanding share of common stock is entitled to one vote. With respect to matters on which holders of common stock and holders of convertible preferred stock will vote together as a single class, each outstanding share of convertible preferred stock is entitled to 124.39 votes, which is the number of shares of common stock into which the share of preferred stock is convertible. With respect to the election of the director to be elected by each of the two groups of holders of convertible preferred stock voting as separate classes, each outstanding share of convertible preferred stock is entitled to one vote.

Quorum.  Holders of shares representing a majority of the voting power entitled to vote at the Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the meeting. The inspectors of election appointed at the meeting will determine the existence of a quorum and tabulate the votes cast at the meeting.

Voting.  With respect to the election of directors (Item 1), directors are elected by a plurality of the votes cast. Accordingly, the seven directors to be elected by holders of common stock and holders of convertible preferred stock voting together as a single class will be elected by a plurality of the votes cast by those holders. The director to be elected by each of the two groups of holders of convertible preferred stock voting as separate classes will be elected by a plurality of the votes cast by members of the group.

With respect to each other matter to be voted on at the Annual Meeting, the affirmative vote of holders of a majority of the voting power present in person or represented by proxy and entitled to vote will be required for approval of the matter.

A stockholder may withhold authority to vote for one or more nominees for director and may abstain from voting on one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or which a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present. Shares for which authority is withheld will have no effect on the vote for election of directors (Item 1) (which, as noted, requires a plurality of the votes cast). Shares which a stockholder abstains from voting will be included in the total of votes cast and will have the effect of votes against the matter in question. If a broker or nominee indicates on a proxy card that it does not have discretionary authority to vote on a particular matter, the shares will be taken into account in determining whether a quorum is present (if the shares are voted on any other matter) but will not be included in the total of votes cast and thus will have no effect on the outcome of the vote on the matter.

Telephone and Internet Voting.  Stockholders whose shares are registered in their names directly with our stock registrar and transfer agent, LaSalle Bank, N.A., may vote their shares telephonically by calling (866) 207-3912. Stockholders whose shares are registered in the name of a brokerage firm, bank or other nominee may be able to vote their shares telephonically or via the Internet. You should check the information provided to you by your broker, bank or other holder of record to see what options, if any, are available to you.

Proxies.  If a stockholder properly completes and returns the accompanying proxy card, the shares of stock represented by the proxy will be voted as the stockholder directs. If no directions are given, the persons appointed as proxy holders will vote the shares in accordance with the recommendations of our Board of Directors.

A stockholder may revoke a proxy at any time before it is voted by filing a signed notice of revocation with the Secretary of the Company or by returning a properly completed proxy card bearing a later date. In addition, a stockholder may revoke a proxy by attending the Annual Meeting in person and requesting to vote. Attendance at the meeting in person will not, by itself, constitute revocation of the proxy.

STOCK OWNERSHIP

Stock Ownership of Certain Stockholders

The following table provides certain information regarding the beneficial ownership of our common stock by each person (other than a director or executive officer) who was known to us to be the beneficial owner as of March 10, 2003 of more than 5% of our outstanding common stock:

Name and Address	Shares Beneficially Owned	Percentage

AXA Financial, Inc.(1)	4,128,060	10.18%
1290 Avenue of the Americas
New York, New York 10104

(1)
The shares shown as beneficially owned by AXA Financial, Inc. are derived from a Schedule 13G (Amendment No. 1), dated February 12, 2003, jointly filed by AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle as a group, and which as a group control AXA; AXA, which owns AXA Financial, Inc.; and their subsidiaries. This schedule indicated that a majority of the shares reported were held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P. as investment adviser, and that Alliance Capital Management L.P. is a majority-owned subsidiary of AXA Financial, Inc.

Stock Ownership of Directors and Executive Officers

The following table provides certain information regarding the beneficial ownership of our common stock as of March 10, 2003 by (1) each of our directors, (2) each of our executive officers listed in the Summary Compensation Table on page 10 and (3) all of our directors and executive officers as a group:

		Options and
	Shares	Warrant Shares
	Beneficially	Beneficially	Combined
	Owned	Owned (1)	Percentage (2)(3)

Jack W. Schuler (4)	1,438,630	90,446	3.77%
Mark C. Miller (5)	871,127	391,629	3.11%
John P. Connaughton (6)	1,805,225	61,306	4.22%
Rod F. Dammeyer (7)	2,000	19,780	*
Patrick F. Graham	—	19,780	*
John Patience	233,476	89,272	*
Thomas R. Reusché (8)	1,842,707	61,306	4.31%
Peter Vardy (9)	132,764	28,780	*
L. John Wilkerson, Ph.D. (10)	—	21,280	*
Richard T. Kogler	44,000	55,331	*
Frank J.M. ten Brink	31,428	166,021	*
Anthony J. Tomasello	266,908	35,534	*
All directors and executive officers as a group (12 persons)	6,668,265	1,039,925	17.43%

*	Less than 1%.

(1)	This column shows shares of common stock issuable upon the exercise of stock options or warrants exercisable as of or within 60 days after March 10, 2003.

(2)
The percentages in this column were calculated assuming the conversion as of March 10, 2003 into 3,647,932 shares of common stock of all 29,326.87 outstanding shares of our convertible preferred stock, for an assumed total of 44,218,070 shares of common stock outstanding.

(3)
Shares of common stock issuable under stock options or warrants exercisable as of or within 60 days after March 10, 2003 are considered outstanding for purposes of computing the percentage of the person holding the option or warrant but are not considered outstanding for purposes of computing the percentage of any other person.

(4)
The shares shown as beneficially owned by Mr. Schuler include 22,820 shares owned by his wife and 47,616 shares owned by trusts for the benefit of his children, with respect to all of which Mr. Schuler disclaims any beneficial ownership.

(5)	The shares shown as beneficially owned by Mr. Miller include 152,692 shares owned by trusts for the benefit of his sons, with respect to which Mr. Miller disclaims beneficial ownership.

(6)
The shares shown as beneficially owned by Mr. Connaughton consist of the shares of common stock issuable upon conversion of the 14,512.77 shares of our convertible preferred stock held by the Bain Entities. The Bain Entities are investment funds associated with Bain Capital, LLC, of which Mr. Connaughton is a managing director, and consist of Bain Capital Fund VI, L.P., BCIP Associates II, BCIP Associates II-B, BCIP Associates II-C, BCIP Trust Associates, BCIP Trust Associates II-B, PEP Investments Pty. Limited, Brookside Capital Partners Fund L.P., Sankaty High Yield Asset Partners, L.P. and Sankaty High Yield Partners II, L.P. Mr. Connaughton has assigned to Bain Capital, LLC all of the stock options granted to him under our Directors Stock Option Plan. As a managing director of Bain Capital, LLC, Mr. Connaughton may be deemed to share voting and dispositive power with respect to the shares of stock owned by the Bain Entities. Mr. Connaughton disclaims any beneficial interest in these shares or in the stock options assigned to Bain Capital, LLC, except to the extent of any pecuniary interest arising from his managing directorship of Bain Capital, LLC.

(7)	The shares shown as beneficially owned by Mr. Dammeyer consist of 2,000 shares owned by his wife, with respect to which Mr. Dammeyer disclaims beneficial ownership.

(8)
The shares shown as beneficially owned by Mr. Reusché consist of the shares of common stock issuable upon conversion of the 14,814.10 shares of our convertible preferred stock held by the MDP Entities. The MDP Entities are investment funds associated with Madison Dearborn Partners, LLC, of which Mr. Reusché is a managing director, and consist of Madison Dearborn capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisers Fund I, LLC. Mr. Reusché has assigned to Madison Dearborn Partners, LLC all of the stock options granted to him under our Directors Stock Option Plan. As a managing director of Madison Dearborn Partners, LLC, Mr. Reusché may be deemed to share voting and dispositive power with respect to the shares of stock owned by the MDP Entities. Mr. Reusché disclaims any beneficial interest in these shares or in the stock options assigned to Madison Dearborn Partners, LLC, except to the extent of any pecuniary interest arising from his managing directorship of Madison Dearborn Partners, LLC.

(9)	The shares shown as beneficially owned by Mr. Vardy include 40,000 shares owned by trusts for the benefit of his children, with respect to which Mr. Vardy disclaims beneficial ownership.

(10)
Dr. Wilkerson has assigned to Galen Advisors, LLC all of the stock options granted to him under our Directors Stock Option Plan. Dr. Wilkerson disclaims any beneficial interest in these stock options except to the extent of any pecuniary interest arising from his membership interest in Galen Advisors, LLC.

Item 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of nine directors. All nine directors will be elected at the Annual Meeting. Seven directors will be elected by holders of our common stock and convertible preferred stock voting together as a single class. One director will be elected by holders of our convertible preferred stock associated with Bain Capital, LLC voting as a separate class, and one director will be elected by holders of our convertible preferred stock associated with Madison Dearborn Partners, LLC voting as a separate class. Each director elected will hold office until our Annual Meeting of Stockholders in 2004 or until his successor is elected and qualified.

Nominees for Director

The following table provides certain information regarding the nominees for election as directors. All nine nominees are currently serving as our directors.

Nominees for Election by Holders of Common Stock and Convertible Preferred Stock Voting Together as a Single Class

Name	Position with Company	Age
Jack W. Schuler	Chairman of the Board of Directors	62
Mark C. Miller	President, Chief Executive Officer and a Director	47
Rod F. Dammeyer	Director	62
Patrick F. Graham	Director	63
John Patience	Director	55
Peter Vardy	Director	72
L. John Wilkerson, Ph.D.	Director	59

Nominee for Election by Holders of Convertible Preferred Stock Associated with Bain Capital, LLC Voting as a Separate Class

Name	Position with Company	Age
John P. Connaughton	Director	37

Nominee for Election by Holders of Convertible Preferred Stock Associated with Madison Dearborn Partners, LLC Voting as a Separate Class

Name	Position with Company	Age
Thomos R. Reusché	Director	47

Jack W. Schuler has served as our Chairman of the Board of Directors since January 1990. From January 1987 to August 1989, Mr. Schuler served as president and chief operating officer of Abbott Laboratories, where he served as a director from April 1985 to August 1989. Mr. Schuler serves as chairman of the board of directors of Ventana Medical Systems, Inc. and as a director of Medtronic, Inc. He is a co-founder of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. Mr. Schuler received a B.S. degree in mechanical engineering from Tufts University and a M.B.A. degree from the Stanford University Graduate School of Business Administration.

Mark C. Miller has served as our President and Chief Executive Officer and a director since joining us in May 1992. From May 1989 until he joined us, Mr. Miller served as vice president for the Pacific, Asia and Africa in the International Division of Abbott Laboratories, which he joined in 1976 and where he held a number of management and marketing positions. He is a director of Ventana Medical Systems, Inc. and Lake Forest Hospital. Mr. Miller received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa.

Rod F. Dammeyer has served as a director since January 1998. He is the President of CAC, llc, a private company providing capital investment and management advisory services, and is the retired vice chairman of Anixter International, where he served from 1985 until February 2001, and the retired managing partner of corporate investments of Equity Group Investments, L.L.C., where he served from 1995 until June 2000. Mr. Dammeyer serves as a director of GATX Corporation, TeleTech Holdings, Inc. and TheraSense, Inc., and as a trustee of Van Kampen Investments, Inc. closed-end funds and a director of The University of Chicago Hospitals and Health System. He received a B.S. degree from Kent State University.

Patrick F. Graham has served as a director since May 1991. Mr. Graham is a vice president, business development and strategic projects, at The Gillette Company and a director of Intelidata Technologies, Inc. He was a co-founder of Bain & Company, Inc., where he served in a number of positions from 1973 to 1997. He received a B.A. degree in economics from Knox College and a M.B.A. degree from the Stanford University Graduate School of Business Administration.

John Patience has served as a director since our incorporation in March 1989. He is a co-founder and partner of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. From January 1988 to March 1995, Mr. Patience was a general partner of Marquette Venture Partners, L.P., a venture capital fund which he co-founded and which led our initial capitalization. Mr. Patience serves as vice chairman of the board of directors of Ventana Medical Systems, Inc. He received B.A. and LL.B. degrees from the University of Sydney in Sydney, Australia, and a M.B.A. degree from the Wharton School of Business of the University of Pennsylvania.

Peter Vardy has served as a director since July 1990. From June 1990 to December 2001, he served as the managing director of Peter Vardy & Associates, an international environmental consulting firm in Chicago, Illinois, which he founded. From April 1973 to May 1990, Mr. Vardy served at Waste Management, Inc., where he was vice president, environmental management. He received a B.S. degree in geological engineering from the University of Nevada.

L. John Wilkerson, Ph.D., has served as a director since July 1992. Dr. Wilkerson is a general partner of Galen Partners, L.P. and Galen Partners International, L.P., affiliated health care venture capital funds, and serves as a director of several privately held health care companies. Dr. Wilkerson received a B.S. degree in biological sciences from Utah State University and a Ph.D. degree in managerial economics and marketing research from Cornell University.

John P. Connaughton has served as a director since November 1999. He has been a managing director of Bain Capital, LLC since 1997 and a member of the firm since 1989. Prior to joining Bain Capital, LLC, Mr. Connaughton was a consultant at Bain & Company, Inc., where he worked in the medical, consumer products and business services industries. Mr. Connaughton serves as a director of DealTime.com Ltd., Epoch Senior Living and Vivra, Inc. Mr. Connaughton received a B.S. degree in commerce from the University of Virginia and a M.B.A. degree from the Harvard University Graduate School of Business, where he was a Baker Scholar.

Thomas R. Reusché has served as a director since November 1999. He is a managing director and co-founder of Madison Dearborn Partners, LLC. Prior to founding Madison Dearborn Partners, LLC in 1992, Mr. Reusché was a senior investment manager of First Chicago Venture Capital, which comprised the private equity investment activities of First Chicago Corporation, the holding company parent of First National Bank of Chicago. Mr. Reusché serves as a director of Hines Horticulture, Inc. and a number of private companies. He has received an A.B. degree from Brown University and a M.B.A. degree from the Harvard University Graduate School of Business.

Committees of the Board

Our Board of Directors has standing Compensation, Audit and Nominating and Governance Committees.

The Compensation Committee, whose members are Dr. Wilkerson (Chairman) and Messrs. Connaughton, Graham and Vardy, makes recommendations to the full Board of Directors concerning the base salaries and cash bonuses of our executive officers and reviews our employee compensation policies generally. The Committee also administers our stock option plans as they apply to our executive officers.

The Audit Committee, whose members are Messrs. Dammeyer (Chairman), Patience, Reusché and Schuler, assists the Board of Directors in its oversight of the integrity of our financial statements, the adequacy of our system of internal controls, our compliance with legal and regulatory requirements, the qualifications and independence of our independent public accountants, and the performance of our independent public accountants and our internal audit function. In accordance with the Committee’s charter, the four members of the Committee are outside directors and “independent” under the listing standards of the National Association of Securities Dealers, Inc.

The Nominating and Governance Committee, whose members are Messrs. Schuler (Chairman), Dammeyer and Patience, is responsible for supervising the development and implementation of our corporate governance policies and practices, including those required by the Sarbanes-Oxley Act of 2002. The Committee also develops and reviews background information about possible nominees for election to the Board of Directors and makes recommendations to the full Board regarding the candidates. Any stockholder wishing to propose a nominee should submit a written recommendation to our Corporate Secretary indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director.

Meetings

Our Board of Directors held five meetings during 2002 and acted without a formal meeting on a number of occasions by the unanimous written consent of the directors. The Compensation Committee also held five meetings during the year and acted without a formal meeting on several occasions. The Audit Committee held six meetings during the year. The Nominating and Governance Committee was established in May 2002. It did not meet separately from the full Board during 2002.

All nine of our directors attended in person or participated by teleconference in all of the meetings of the Board of Directors during 2002, with the exception of Mr. Graham and Dr. Wilkerson, who each missed one meeting. All of the members of the Compensation and Audit Committees attended the respective meetings of those committees, with the exception of Messrs. Dammeyer and Schuler, who each missed one meeting of the Audit Committee.

Compensation of Directors

Each of our outside directors (i.e., directors who are neither officers nor employees of ours) receive annual fees of $50,000, payable in quarterly installments. Each of our outside directors reelected at the 2002 Annual Meeting chose to convert all of his annual fees into stock options pursuant to the conversion program described below, just as each of our directors reelected at the 2001 Annual Meeting similarly chose to convert his annual fees for that year. Prior to the 2001 Annual Meeting, our directors did not receive fees or other cash compensation for their services as directors.

Our Directors Stock Option Plan, which was originally adopted by our Board of Directors and approved by our stockholders in 1996, was amended and restated by the Board in February 2001 and, as amended and restated, was approved by our stockholders at the 2001 Annual Meeting. The amendment and restatement added 600,000 shares to the total authorized, and the plan now authorizes nonstatutory stock options for 1,170,000 shares of common stock to be granted to our outside directors. As of December 31, 2002, options for 308,672 shares were outstanding at a weighted average exercise price per share of $19.44, and 458,130 shares were available for future option grants under the plan.

The Directors Stock Option Plan authorizes our Board of Directors to adopt a conversion program to allow each outside director irrevocably to elect, prior to becoming entitled to any annual fees for his services as a director, to convert into options under the plan all or any portion of the annual fees that he otherwise would have received. Prior to the 2001 Annual Meeting, the Board adopted a conversion program which allows each outside director nominated for reelection at an Annual Meeting irrevocably to elect, prior to the Annual Meeting, to convert all or any portion of the annual fees that he would otherwise receive if reelected as a director into an option under the plan for a formula-determined number of shares. That number is equal to (i) the product of four times the amount of the annual fees that the outside director elects to convert divided by (ii) the average closing price of a share of our common stock during the 12-month period ending on the last trading day prior to the Annual Meeting. The exercise price of each option is the closing price on the day of the Annual Meeting.

All of our outside directors were reelected as directors at the 2002 Annual Meeting and, prior to the meeting, elected to convert all of their annual fees into options under the Directors Stock Option Plan. In accordance with the conversion program’s formula, each of our eight outside directors was granted an option in May 2002 for 7,444 shares at an exercise price of $36.48 per share.

Under the terms of the Directors Stock Option Plan, the Board of Directors is authorized to grant stock options to outside directors at times and in amounts that the Board determines, taking into account any guidelines that the Board may adopt from time to time for this purpose. The Board has not yet adopted any guidelines for annual option grants, and did not grant any options to our outside directors during 2002 other than options granted pursuant to the conversion program. The Board does not currently contemplate granting any options to our outside directors during 2003 other than options granted pursuant to the conversion program.

The exercise price of each option granted under the Directors Stock Option Plan is the closing price on the date of the option grant. The term of each option granted prior to January 2000 is six years from the grant date, and the term of each option granted after December 1999 is 10 years from the grant date. Each option vests in 12 equal monthly installments and may be exercised only when it is vested. Each vested option granted prior to an amendment of the plan in February 2000 may be exercised only while the holder of the option remains a director or during the 90-day period following the date that he or she ceases to serve as a director. Each vested option granted after the amendment of the plan in February 2000 remains exercisable for the term of the option, notwithstanding that the holder has ceased to serve as a director, unless (i) the Board of Directors considers an earlier expiration date appropriate, taking into account the circumstances in which the holder ceased to serve as a director, or (ii) the director was removed from office, in which case the option remains exercisable only for 30 days after his or her removal. The term of the Directors Stock Option Plan continues until May 31, 2006, and no option may be granted under the plan after its expiration.

Each option granted under the Directors Stock Option Plan is transferable to (i) a member of the outside director’s immediate family, (ii) a trust for the primary benefit of the outside director or one or more members of his or her immediate family, or (iii) a corporation, partnership or other entity which, together with its affiliates, owns at the time of transfer at least 2% of our outstanding common stock or 10% of our outstanding convertible preferred stock and to which the outside director has a contractual obligation to assign his “outside” remuneration.

Nominees of Holders of Convertible Preferred Stock

Messrs. Connaughton and Reusché serve as two of our directors as the respective designees of the Bain Entities and the MDP Entities. Pursuant to a corporate governance agreement that we entered into in November 1999 when we sold 75,000 shares of our convertible preferred stock to the Bain Entities and the MDP Entities, as this agreement was amended by the parties in July 2002, each group has the right, voting as a separate class, to elect one director to our Board of Directors as long as members of the group and their affiliates continue to own at least 1,071,429 shares of “underlying common stock” (i.e., shares of common stock issuable, or previously issued, upon conversion of their shares of convertible preferred stock). This number of shares represents 25% of the 4,285,715 shares of common stock into which each group’s shares of convertible preferred stock were convertible when we issued the shares of convertible preferred stock in November 1999.

Under the terms of the certificate of designation governing our convertible preferred stock, as long as there are 18,750 shares of convertible preferred stock outstanding, holders of convertible preferred stock have the right to elect a majority of our directors upon the occurrence of certain bankruptcy events, for example, if we make an assignment for the benefit of creditors or admit in writing our inability to pay our debts generally as they become due.

Certain Transactions

In June 2002, we repurchased a total of $1.6 million in principal amount of our 12 3/8% senior subordinated notes due 2009 from two directors, Jack W. Schuler and John Patience. Our repurchases were made at prevailing market prices in privately negotiated transactions. In connection with these repurchases, we paid a premium of $0.3 million in addition to the principal amount of the notes, which was recorded as interest expense during the quarter ended June 30, 2002.

In August 2002, we repurchased a total of $8.9 million in principal amount of our 12 3/8% senior subordinated notes due 2009 from three note holders, two of which were investment funds associated with Bain Capital, LLC, which together sold notes in the principal amount of $7.8 million. John P. Connaughton serves as one of our directors as the designee of these two and other investment funds associated with Bain Capital, LLC. Our repurchases were made at prevailing market prices in privately negotiated transactions. In connection with these repurchases, we paid a premium of $1.0 million in addition to the principal amount of the notes, which was recorded as interest expense during the quarter ending September 30, 2002.

EXECUTIVE COMPENSATION

The following table provides certain information regarding the compensation paid to or earned by our President and Chief Executive Officer and our three other executive officers (the “named executive officers”) for services rendered in 2002, 2001 and 2000:

Summary Compensation Table

				Long-Term
				Compensation Awards
		Annual Compensation
	Fiscal			Number of Securities	All other
	Year	Salary	Bonus(1)	Underlying Options(2)	Compensation(3)

Mark C. Miller	2002	$288,100	$98,000	77,476	$8,820
President and Chief Executive	2001	280,000	33,311	46,162	9,928
Officer	2000	235,000	—	50,000	4,701

Richard T. Kogler	2002	216,100	47,250	50,804	1,500
Executive Vice President and	2001	210,000	33,750	30,000	1,500
Chief Operating Officer	2000	175,000	18,750	33,000	1,500

Frank J.M. ten Brink	2002	216,100	47,250	50,804	1,500
Executive Vice President	2001	210,000	20,672	31,156	1,500
Chief Financial Officer	2000	175,000	—	33,000	1,500

Anthony J. Tomasello	2002	178,800	—	33,612	1,500
Executive Vice President and	2001	175,000	—	24,442	1,500
Chief Technical Officer	2000	175,000	100,000	20,000	1,500

(1)
Under our cash bonus program for executive officers, an executive officer may elect in advance of any award to forego some portion or all of any bonus otherwise payable under the program and receive instead an immediately vested nonstatutory stock option at an exercise price per share equal to the closing price of a share of our common stock on the bonus award date. The number of shares for which an option is granted is determined by dividing the product of four times the amount of the cash bonus that the participating executive officer elects to forego by the average closing price of our common stock during the year in respect of which the bonus is payable.

In 2002, Messrs, Miller, Kogler, ten Brink and Tomasello elected to forego $42,000, $15,750, $15,750 and $54,000, respectively, of their respective cash bonuses of $140,000, $63,000, $63,000 and $54,000 for their performance in 2001, receiving instead stock options for 7,476, 2,804, 2,804 and 9,612 shares, respectively. In 2001, Messrs. Miller, ten Brink and Tomasello elected to forego $11,108, $6,891 and $38,413, respectively, of their respective cash bonuses of $44,415, $27,563 and $38,413 for their performance in 2000, receiving instead stock options for 1,862, 1,156 and 6,442 shares, respectively. The cash bonus program was not offered in 2000.

(2)
The stock options granted in 2002 to Messrs. Miller, Kogler, ten Brink and Tomasello include options for 7,476, 2,804, 2,804 and 9,612 shares, respectively, and the stock options granted in 2001 to Messrs. Miller, ten Brink and Tomasello include options for 1,862, 1,156 and 6,442 shares, respectively, granted in lieu of all or portions of the cash bonuses otherwise payable under our cash bonus program for executive officers. See Note 1.

(3)
These amounts represent our matching contributions under our 401(k) plan. Our matching contribution in each of 2002, 2001 and 2000 was 50% of the first 5% of compensation contributed by a participant, up to a maximum matching contribution of $1,500. The amounts shown for Mr. Miller in 2002, 2001 and 2000 also include $7,320, $7,428 and $3,201, respectively, in life insurance premiums and, in 2002 and 2001, disability insurance premiums, that we reimbursed to him.

2002 Stock Option Grants

The following table provides certain information regarding stock options granted to the named executive officers in 2002. In accordance with the rules of the Securities and Exchange Commission, the following table also provides the potential realizable value over the term of the options (i.e., the period from the date of grant to the date of expiration) based upon assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent forecasts of the future appreciation of the price of our common stock. We did not grant stock appreciation rights to any named executive officer in 2002.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable
					Value at Assumed
		% of Total			Annual Rates of Stock
	Number of	Options			Price Appreciation for
	Securities	Granted to	Exercise		Option Term(4)
	Underlying	Employees in	Price Per	Expiration
	Options(1)	Fiscal Year(2)	Share(3)	Date	5%	10%

Mark C. Miller	77,476	9.63%	$27.37	2/5/12	$1,333,582	$3,379,560
Richard T. Kogler	50,804	6.31%	27.37	2/5/12	874,481	2,216,107
Frank J.M. ten Brink	50,804	6.31%	27.37	2/5/12	874,481	2,216,107
Anthony J. Tomasello	33,612	4.18%	27.37	2/5/12	578,558	1,466,180

(1)
All of the stock options granted to the named executive officers in 2002 were granted under our 1995 Incentive Compensation Plan. With the exception of the options granted pursuant to our cash bonus program for executive officers, which vest immediately, each option granted vests over a five-year period: one-fifth of the option vests at the end of the first year, and the balance of the option vests in equal monthly increments over the next 48 months.

(2)
The percentages shown in the table reflect options for a total of 804,867 shares granted to employees during 2002 (including the named executive officers). The options granted to employees other than the named executive officers were granted under our 2000 Nonstatutory Stock Option Plan.

(3)	The exercise price per share shown in the table is equal to the closing price of a share of our common stock on the date of grant.

(4)
The potential realizable value was calculated on the basis of the 10-year term of each option on its grant date, assuming that the fair market value of the underlying stock on the grant date appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The potential realizable value of each option was calculated using the exercise price of the option as the fair market value of the underlying stock on the grant date.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

	Shares Acquired		Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
		Value
	On Exercise	Realized(1)	Vested	Unvested	Vested	Unvested

Mark C. Miller	17,720	$495,983	286,334	233,588	$6,878,238	$3,906,291
Richard T. Kogler	79,944	2,070,812	72,938	192,834	1,528,697	3,538,628
Frank J.M. ten Brink	80,380	2,182,157	128,052	163,130	3,132,265	2,765,089
Anthony J. Tomasello	92,094	1,502,410	12,139	89,753	259,970	1,547,771

(1)
The value realized was determined by multiplying the number of option shares acquired by the closing price of a share of our common stock on the date or respective dates of exercise, and then subtracting the aggregate exercise price.

(2)
The value of in-the-money stock options was determined by multiplying the number of vested (exercisable) or unvested (unexercisable) options by $32.38 per share, which was the closing price of a share of our common stock on December 31, 2002, and then subtracting the aggregate exercise price.

Stock Option Plans

We have adopted three stock option plans in addition to the Directors Stock Option Plan: (1) the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”), which our Board of Directors adopted in February 2000; (2) the 1997 Stock Option Plan (the “1997 Plan”), which our Board of Directors adopted in February 1997 and our stockholders approved in April 1997; and (3) the 1995 Incentive Compensation Plan (the “1995 Plan”), which our Board of Directors adopted in August 1995 and our stockholders approved in September 1995. As amended by the Board of Directors in February 2001 and in February 2002 to add 500,000 shares and 2,000,000 shares, respectively, to the authorized total, the 2000 Plan now authorizes options to be granted for a total of 3,500,000 shares of common stock. The 1997 and 1995 Plans each authorize options to be granted or, in the case of the 1995 Plan, restricted stock awarded, for a total of 3,000,000 shares of common stock. If an option under any plan expires unexercised or is surrendered, the shares subject to the option once again become available for option grants.

As of December 31, 2002, options for 1,647,366 shares, at a weighted average exercise price per share of $18.18, were outstanding under the 2000 Plan, and 1,645,750 shares were available for future option grants; options for 949,193 shares, at a weighted average exercise price per share of $6.16, were outstanding under the 1997 Plan, and 674,410 shares were available for future option grants; and options for 703,672 shares, at a weighted average exercise price per share of $17.26, were outstanding under the 1995 Plan, and 10,186 shares were available for future option grants (or restricted stock awards). Each plan has a 10-year term, and no option may be granted under any plan after its expiration.

The 2000 Plan provides for the grant of nonstatutory stock options. The 1997 and 1995 Plans provide for the grant of both nonstatutory stock options and incentive stock options intended to satisfy the requirements of section 422 of the Internal Revenue Code of 1986. The 1995 Plan also provides for restricted stock awards. Options may be granted to our employees and consultants under all three plans, but only our employees may be granted incentive stock options under the 1997 Plan or 1995 Plan. Officers may not be granted options under the 2000 Plan. Directors may be granted nonstatutory stock options under the 1997 Plan but may not be granted options under the 2000 Plan or 1995 Plan.

All three plans are administered by our Board of Directors with respect to all eligible persons other than our executive officers and by the Compensation Committee of the Board with respect to our executive officers. The Board of Directors or the Compensation Committee, as the case may be, selects the eligible persons to whom options are granted or, in the case of the 1995 Plan, restricted stock is awarded and, subject to the provisions of the particular plan, determines the terms of each option or award, including, in the case of an option, the number of shares, type of option, exercise price and vesting schedule.

The exercise price per share of options granted under all three plans may not be less than the closing price of a share of our common stock on the date of grant. The maximum term of an option granted under any plan may not exceed 10 years. An option may be exercised only when it is vested and, in the case of an option granted to an employee, only while the holder of the option remains our employee or during the 90-day period following the termination of his or her employment or, in the case of the 2000 Plan, for the period specified in the option agreement. In the discretion of the Board of Directors or the Compensation Committee, as the case may be, this 90-day or specified period may be extended to any date ending on or before the option’s expiration date. Options granted under all three plans become exercisable upon the holder’s death or upon a “change in control,” and, in addition, the Board of Directors or the Compensation Committee, as the case may be, otherwise may accelerate the exercisability of an option at any time.

ESPP and 401(k) Plan

We maintain an employee stock purchase plan (the “ESPP”), which our Board of Directors adopted in October 2000, effective as of July 1, 2001, and our stockholders approved in May 2001. The ESPP authorizes 300,000 shares of our common stock to be purchased by employees at a 15% discount from the market price of the stock through payroll deductions during two six-month offerings each year. An employee who elects to participate in an offering is granted an option on the first day of the offering for a number of shares equal to the employee’s payroll deductions under the ESPP during the offering period (which may not exceed $5,000) divided by the option price per share. The option price per share is the lower of 85% of the closing price of a share of our common stock on the first trading day of the offering period or 85% of the closing price on the last trading day of the offering period. Every employee who has completed one year’s employment as of the first day of an offering and who is a full-time employee, or a part-time employee who customarily works at least 20 hours per week, is eligible to participate in the offering. As of December 31, 2002, 277,722 shares were available for future purchases under the ESPP.

We maintain a 401(k) plan in which employees who have completed six months’ employment are eligible to participate. The plan permits us to make matching contributions of a percentage of the participants’ own contributions to the plan as determined each year by the Board of Directors. For 2002, we made a matching contribution of 50% of the first 5% of compensation that each participant contributed to the plan, up to a maximum matching contribution of $1,500.

Equity Compensation Plans

The following table summarizes information as of December 31, 2002 relating to our equity compensation plans pursuant to which stock option grants, restricted stock awards or other rights to acquire shares of our common stock may be made or issued:

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	To Be Issued Upon Exercise	Exercise Price of	Equity Compensation
	Of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)
Plan Category
Equity compensation plans approved by security holders (1)	1,963,007	$12.24	1,420,448
Equity compensation plans not approved by security holders (2)	1,647,366	$18.18	1,645,750

(1)
These plans consist of our 1995 Plan, 1997 Plan, Directors Stock Option Plan and ESPP. The amounts shown in columns (a) and (b) also reflect outstanding stock options for 1,470 shares, at a weighted average exercise price per share of $14.85, granted under a stock option plan adopted by our Board of Directors and approved by our stockholders in 1992. The term of this plan has expired, and no shares are available for future option grants under the plan.

(2)	The only plan in this category is our 2000 Stock Option Plan.

Employment Agreements

We have not entered into written employment agreements with any of our executive officers. All of our executive officers and employees have signed confidentiality agreements with us.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The compensation of our executive officers is determined generally by the Compensation Committee of the Board of Directors. The four members of the Committee, Dr. Wilkerson (Chairman) and Messrs. Connaughton, Graham and Vardy, are outside directors of the Company.

Decisions of the Compensation Committee relating to executive officers’ base salaries and cash bonuses are subject to the review and approval of the full Board of Directors; decisions of the Compensation Committee relating to executive officers’ stock options are reviewed by the full Board but are not subject to the Board’s approval.

Executive Compensation Policies

Our executive compensation policies seek to coordinate executive officers’ compensation with our performance objectives and business strategy. These policies are intended to attract, motivate and retain executive officers whose contributions are critical to our long-term success and to reward executive officers for attaining individual and Company objectives that enhance stockholder value.

Our compensation program for executive officers consists of cash compensation and long-term compensation. Cash compensation is paid in the form of a base salary and a discretionary cash bonus, and long-term compensation is paid in the form of stock options. Bonuses are intended to provide executive officers with an opportunity to earn additional cash compensation through individual and collective performance. Stock options are intended to focus executive officers on managing our business from the perspective of owners with an equity interest and to align their long-term compensation with the benefits realized by our stockholders.

Salaries. The Compensation Committee determines the salaries of executive officers on the basis of (i) the individual officer’s salary grade, scope of responsibilities and level of experience, (ii) the rate of inflation, (iii) the range of salary increases for our employees generally and (iv) the salaries paid to comparable officers in comparable companies. The Compensation Committee has not commissioned any formal surveys of executive officer compensation at comparable companies, but has relied on published salary surveys for indications of salary trends generally and at small growth companies in particular.

The Compensation Committee recommended and the Board of Directors approved an increase for 2002 in the base salaries of Messrs. Miller, Kogler, ten Brink and Tomasello. In January, Mr. Miller’s base salary was increased from $280,000 to $288,400, Mr. Kogler’s base salary was increased from $210,000 to $216,300 and Mr. ten Brink’s base salary was increased from $210,000 to $216,300, and in April 2002, Mr. Tomasello’s base salary was increased from $175,750 to $180,250.

Cash Bonuses. Under our cash bonus program for executive officers, each executive officer is eligible for a cash bonus of a percentage of his base salary. The Compensation Committee specifies the percentage to be used and determines the actual bonus award on the basis of specific individual and Company performance goals and criteria.

Pursuant to our cash bonus program and on the Committee’s recommendation, in February 2002 we paid cash bonuses of $98,000, $47,250 and $47,250 to Messrs. Miller, Kogler and ten Brink, respectively, for their performance during 2001. (Without giving effect to the prior elections of Messrs. Miller, Kogler, ten Brink and Tomasello to receive stock options in lieu of cash, pursuant to our cash bonus program described in the next paragraph, their bonuses would have been $140,000, $63,000, $63,000 and $54,000. Mr. Tomasello elected to forego his entire cash bonus.)

Under our cash bonus program, executive officers may irrevocably elect, in advance of any award, to forego some portion or all of any bonus otherwise payable under the bonus program and receive instead an immediately vested nonstatutory stock option at an exercise price per share equal to the closing price of a share of our common stock on the bonus award date. The number of shares for which an option is granted is determined by dividing the product of four times the amount of the cash bonus that the participating executive officer elects to forego by the average closing price of our common stock during the year for which the bonus is paid. Pursuant to this program and in accordance with the officers’ prior elections, in February 2002 we granted Messrs. Miller, Kogler, ten Brink and Tomasello stock options to purchase 7,476, 2804, 2,804 and 9,612 shares, respectively.

Stock Options. The Compensation Committee believes that the grant of stock options is a desirable method of acknowledging the efforts of the Company’s executive officers and encouraging their continued high levels of performance. In deciding on the stock option grants to individual executive officers, the Committee generally employs a formula taking into account each officer’s salary grade and our financial performance as measured by a trailing average of the market price of our common stock. The Compensation Committee then adjusts the formula-based option grant by a factor reflecting the Committee’s assessment of the individual officer’s performance, initiative, contribution to our success and total compensation package. In accordance with this adjusted formula, in February 2002 the Committee granted Messrs. Miller, Kogler, ten Brink and Tomasello stock options for 70,000, 48,000, 48,000 and 24,000 shares, respectively, for their performance in 2001.

Compensation of Chief Executive Officer

The Compensation Committee determines the compensation of the Company’s President and Chief Executive Officer, Mark C. Miller, on the basis of the same criteria applicable to the Company’s executive officers generally.

As noted earlier, the Committee considered it appropriate to increase Mr. Miller’s base salary for 2002 to $288,400 from $280,000 in view of his performance during 2001.

In February 2002, the Committee approved a cash bonus to Mr. Miller of $140,000 (prior to reduction by reason of Mr. Miller’s conversion election under our cash bonus program) and granted Mr. Miller a stock option for 70,000 shares. The factors influencing the Committee in deciding on Mr. Miller’s cash bonus and stock option grant were (i) Mr. Miller’s leadership and oversight of the continuing integration during 2001 of the medical waste business of Browning-Ferris Industries, Inc., that we acquired in November 1999 and (ii) Mr. Miller’s management of our growth strategy generally and his leadership in identifying and overseeing our four acquisitions during 2001.

Compensation Committee L. John Wilkerson, Ph.D., Chairman John P. Connaughton Patrick F. Graham Peter Vardy

REPORT OF THE AUDIT COMMITTEE

Under the charter for the Audit Committee, the Audit Committee of the Board of Directors assists the Board in its oversight of the Company’s financial statements, the adequacy of the Company’s system of internal controls, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent public accountants, and the performance of the Company’s independent public accountants and internal audit function.

In this regard, we note that it is the responsibility of the Company’s management to prepare financial statements in accordance with generally accepted accounting principles, and it is the responsibility of the Company’s independent public accountants to audit those financial statements. The Committee’s responsibility is one of oversight, and we do not provide expert or other special assurance regarding the Company’s financial statements or the quality of the audits performed by the Company’s independent public accountants.

In carrying out our oversight responsibility, we review and discuss with both management and the Company’s independent public accountants all quarterly and annual financial statements prior to their issuance. We reviewed and discussed with both management and Ernst & Young LLP the quarterly and annual financial statements for the fiscal year ended December 31, 2002. Our reviews and discussions with Ernst & Young LLP included executive sessions without the presence of the

Company’s management. They also included discussions of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements. We also discussed with Ernst & Young LLP matters relating to their independence, including a review of their audit and non-audit fees and the disclosures that Ernst & Young LLP made to the Committee pursuant to Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board.

In addition, we continued to monitor the scope and adequacy of the Company’s internal controls, including staffing levels and requirements, and reviewed programs and initiatives to strengthen their effectiveness.

Based upon these reviews and discussions, we recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee Rod F. Dammeyer, Chairman John Patience Thomas Reusché Jack W. Schuler

COMPARISON OF TOTAL STOCKHOLDER RETURN

The following graph compares the cumulative total return (i.e., stock price appreciation plus dividends) on our common stock over the five-year period ending December 31, 2002 with the cumulative total return for the same period on the Nasdaq National Market Composite Index, the Russell 3000 Index and an index of a peer group of companies that we selected consisting of Allied Waste Industries, Inc., SRI/Surgical Express, Inc. (formerly Sterile Recoveries, Inc.), Steris Corporation and Waste Management, Inc. The graph assumes that $100 was invested on December 31, 1997 in our common stock and in the stock represented by each of the three indexes, and that all dividends were reinvested.

The stock price performance of our common stock reflected in the following graph is not necessarily indicative of future performance.

Item 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

We have appointed Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2003. Ernst & Young LLP has served as our independent public accountants since our incorporation in March 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with their audit of our consolidated financial statements included in our annual report on Form 10-K for our fiscal year ended December 31, 2002, and their review of our interim consolidated financial statements included in our quarterly reports on Form 10-Q during the year, were $314,625.

Financial Information Systems Design and Implementation Fees. We did not engage Ernst & Young LLP to provide any professional services during 2002 in connection with financial systems design or implementation.

All Other Fees. The aggregate fees billed by Ernst & Young LLP for other professional services provided during 2002 were $30,730.

Ratification of the appointment of Ernst & Young LLP as our independent public accountants will require the affirmative vote of holders of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. If our stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider the appointment.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2003.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors knows of no other business to come before the Annual Meeting for consideration by our stockholders. If any other business properly comes before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares of stock represented by the proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

Any stockholder who wishes to present a proposal for consideration at our 2004 Annual Meeting of Stockholders, and to have the proposal included in our proxy statement for the meeting, must submit the proposal to us by December 8, 2003. Any stockholder who wishes to present a proposal from the floor for consideration at our 2004 Annual Meeting of Stockholders must submit the proposal to us by February 24, 2004.

Stockholder proposals for inclusion in our proxy statement must satisfy the requirements of the rules of the Securities and Exchange Commission in order to be included. Stockholder proposals should be sent to our Corporate Secretary at 28161 North Keith Drive, Lake Forest, Illinois 60045.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons beneficially owning more than 10% of our outstanding common stock to file periodic reports of stock ownership and stock transactions with the Securities and Exchange Commission. On the basis of a review of copies of these reports, we believe that all filing requirements for 2002 were satisfied in a timely manner, with the exception that one director (Mr. Schuler) filed a late report in March 2002 to report his purchase of 1,800 shares in the open market in June 2000, and one director (Mr. Graham) filed a late report in June 2002 to report a transfer of 8,156 shares in November 2000.

ADDITIONAL INFORMATION

We will bear the cost of soliciting proxies on the accompanying proxy card. Some of our officers and regular employees may solicit proxies by personal conversations, mail, telephone or telecopier, but will not receive any additional compensation for their services. We may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of shares of our common stock.

We will provide a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2002 without charge to each stockholder as of the record date for the Annual Meeting, upon the stockholder’s written request. Requests should be directed to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. A link to a copy of our Form 10-K as filed with the Securities and Exchange Commission appears on our website, www.stericycle.com. A copy of our Form 10-K may also be accessed directly from the SEC’s website, www.sec.gov.

A copy of our 2002 Annual Report to Stockholders is available in PDF format on our website, www.stericycle.com.

28161 North Keith Drive
Lake Forest, Illinois 60045

NOTICE OF
2003 ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE — MAY 6, 2003

YOUR VOTE IS IMPORTANT!

Please sign and promptly return your proxy card in the enclosed envelope or, if your shares are registered in your name, vote your shares telephonically by calling (866) 207-3912

If your shares are registered in the name of a brokerage firm, you may be able to vote your shares telephonically or via the Internet. Check the information provided to you by your broker to see which options are available to you.

Reservation Form for 2003 Annual Meeting

I am a stockholder of Stericycle, Inc. and plan to attend the 2003 Annual Meeting to be held on Tuesday, May 6, 2003, at 11:00 a.m. (Chicago time), at the Embassy Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018. Please send me an admissions card. Because of space limitations, an admissions card will admit no more than two people.

Name	______________________________________________________ Please print name of stockholder
Name	______________________________________________________ Please print name of guest
Address	______________________________________________________
City	_________________________ State _______________ Zip Code
Telephone	(______________) __________________

If you plan to attend the 2003 Annual Meeting, please detach, complete and return the Reservation Form above directly to Stericycle, Inc., Annual Meeting Ticket Requests, 28161 North Keith Drive, Lake Forest, Illinois 60045. Because of space limitations, all Reservations Forms must be received by April 29, 2003.

To avoid a delay in receipt of your admissions card, do not return the Reservations Form with your proxy card or mail it in the enclosed envelope.

PROXY (Preferred)	STERICYCLE, INC.	(Preferred) PROXY
28161 North Keith Drive
Lake Forest, Illinois 60045

2003 Annual Meeting of Stockholders

This proxy is solicited on behalf of the Board of Directors of Stericycle, Inc.

I or we hereby appoint each of Jack W. Schuler, Mark C. Miller and Frank J.M. ten Brink (the “proxies”) as my or our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of common stock, par value $.01 per share, of Stericycle, Inc. (the “Company”) held of record by me or us on March 10, 2003 at the 2003 Annual Meeting of Stockholders to be held on May 6, 2003 (the “Annual Meeting”), and at any adjournment of the Annual Meeting.

If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company’s Board of Directors, i.e., FOR each of the seven nominees for election as a director by holders of common stock and holders of Series A convertible preferred stock voting together as a single class (Item I) and FOR the respective nominees for election as directors by holders of Series A convertible preferred stock associated with Bain Capital, LLC and holders of Series A convertible preferred stock associated with Madison Dearborn Partners, LLC, voting as separate classes (Item 1), and FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants (Item 2). It will be voted in the best judgment of me proxies in respect of any other business that properly comes before the Annual Meeting.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (I)

1.	Election of Directors —	Holders of common stock and Series A convertible preferred stock voting together as a single class

Nominee(s)		For All	Withhold All	For All Except*
01 Jack W. Schuler	02 Mark C. Miller
03 Rod F, Dammeyer	04 Patric F. Graham	[ ]	[ ]	[ ]
05 John Patience	06 Peter Vardy
07 L. John Wilkerson, Ph.D.

*Except nominee(s) written above

1 A.	Election of Directors —	Holders of Series A convertible preferred stock associated with Bain Capital, LLC voting as a separate class

Nominee	For [ ]	Withhold [ ]
08 John P. Connaughton

1 B.	Election of Directors —	Holders of Series A convertible preferred stock associated with Bain Capital, LLC voting as a separate class

Nominee	For [ ]	Withhold [ ]
09 Thomas R. Reusché
		For	Against	Abstain
2.	Ratification of appointment of Ernst & Young LLP
	as the Company’s independent public accountants for the year ending December 31, 2003.	[ ]	[ ]	[ ]

[Date and signature lines appear on the next pages.]

Holders of Series A preferred stock associated with Bain Capital, LLC:
Date: ____________________, 2003

Bain Capital Fund VI, L.P.
By:	Bain Capital Partners VI. L.P.
Its:	General Partner

By:	Bain Capital Investors, LLC
Its:	General Partner

By: _______________________________
A Managing Director

BCIP Associates II

By:	Bain Capital Investors, LLC
Its:	Managing General Partner

By: _______________________________
Title: _______________________

BCIP Associates II-B

By:	Bain Capital Investors, LLC
Its:	Managing General Partner

By: _______________________________
Title: _______________________

BCIP Associates II-C

By:	Bain Capital Investors, LLC
Its:	Managing General Partner

By: _______________________________
Title: _______________________

BCIP Trust Associates II

By:	Bain Capital Investors, LLC
Its:	Managing General Partner

By: _______________________________
Title: _______________________

BCIP Trust Associates II-B

By:	Bain Capital Investors, LLC
Its:	Managing General Partner

By: _______________________________
Title: _______________________

Pep Investments Pty. Limited

By:	Bain Capital Investors, LLC
Its:	Attorney-in-Fact

By: _______________________________
Title: _______________________

Brookside Capital Partners Fund, L.P.

By: _______________________________
Title: _______________________

Sankaty High Yield Asset Partners, L.P.

By: _______________________________
Title: _______________________

Sankaty High Yield Partners II, L.P.

By: _______________________________
Title: _______________________

Holders of Series A preferred stock associated with Madison Dearborn Partners, LLC:
Date: ____________________, 2003

Madison Dearborn Capital Partners III, L.P.
By:	Madison Dearborn Partners III, L.P.
Its:	General partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By: _______________________________
A Managing Director

Madison Dearborn Special Equity III, L.P.
By:	Madison Dearborn Partners III, L.P.
Its:	General partner
By:	Madison Dearborn Partners, LLC
Its:	General Partner

By: _______________________________
A Managing Director

Special Advisers Fund I, LLC

By:	Madison Dearborn Partners III, L.P.
Its:	General partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By: _______________________________
A Managing Director